Exhibit 99.1

Date: October 28, 2014	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, October 28, 2014 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and six months ended September 30, 2014. Revenues for the quarter ended September 30, 2014 were $124 million, a 4% increase over the $119 million in revenue in the quarter ended September 30, 2013. Earnings per share for the quarter ended September 30, 2014 were $0.37 and were $0.41 for the same quarter of the prior year.

Revenues for the six months ended September 30, 2014 were $248 million, a 4% increase over the $237 million in revenue in the six months ended September 30, 2013. Earnings per share for the six months ended September 30, 2014 were $0.77 and were $0.80 for the same period of the prior year.

During the quarter, the Company released new applications for claimants and for healthcare professionals, each of which extended CorVel’s integrated workers’ compensation solution to an additional constituency in an episode of care. CorVel’s integrated service model is increasingly creating an ecosystem in which all stakeholders are connected in real time, streamlining additional aspects of the claims management process. Improving administrative efficiencies impacts the cost of healthcare and the ease with which patients can access service.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-

looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement (unaudited)

Quarters ended September 30, 2013 and September 30, 2014

Quarter Ended	September 30, 2013	September 30, 2014
Revenues	119,359,000	123,714,000
Cost of revenues	92,039,000	98,247,000

Gross profit	27,320,000	25,467,000

General and administrative	12,224,000	12,749,000

Income from operations	15,096,000	12,718,000

Income tax expense	6,421,000	4,835,000

Net income	8,675,000	7,883,000

Earnings Per Share:
Basic	$0.41	$0.38
Diluted	$0.41	$0.37

Weighted Shares
Basic	21,138,000	20,819,000
Diluted	21,377,000	21,050,000

Six months ended	September 30, 2013	September 30, 2014
Revenues	237,472,000	248,078,000
Cost of revenues	183,234,000	194,911,000

Gross profit	54,238,000	53,167,000

General and administrative	25,066,000	26,954,000

Income from operations	29,172,000	26,213,000

Income tax expense	11,888,000	10,031,000

Net income	17,284,000	16,182,000

Earnings Per Share:
Basic	$0.81	$0.78
Diluted	$0.80	$0.77

Weighted Shares
Basic	21,267,000	20,877,000
Diluted	21,481,000	21,130,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet (unaudited)

March 31, 2014 and September 30, 2014

	March 31, 2014	September 30, 2014
Cash	34,866,000	28,162,000
Customer deposits	16,142,000	16,453,000
Accounts receivable, net	57,229,000	60,300,000
Prepaid expenses and taxes	5,862,000	6,883,000
Deferred income taxes	6,861,000	7,311,000
Property, net	51,253,000	52,625,000
Goodwill and other assets	42,268,000	42,679,000

Total	214,481,000	214,413,000

Accounts and taxes payable	18,465,000	14,188,000
Accrued liabilities	53,375,000	51,909,000
Deferred tax liability	16,119,000	16,119,000
Paid in capital	118,834,000	121,485,000
Treasury stock	-328,480,000	-341,638,000
Retained earnings	336,168,000	352,350,000

Total	214,481,000	214,413,000